Exhibit (e)(7)(ii)

NEUBERGER BERMAN INCOME FUNDS

CLASS C
DISTRIBUTION AND SERVICES AGREEMENT

SCHEDULE A

The Series currently subject to this Agreement are as follows:

Neuberger Berman Core Bond Fund
Neuberger Berman Emerging Markets Debt Fund
Neuberger Berman Floating Rate Income Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal High Income Fund
Neuberger Berman Municipal Impact Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Strategic Income Fund

Date:  August 18, 2020